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                                                                   Exhibit 10.37




                           INDUSTRIAL LONG-TERM LEASE


THIS LEASE, made and entered into this 22nd day of February, 2005 ("EXECUTION DATE"), by and between DEERWOOD COMMERCE CENTER, LLC, a Florida limited liability company ("LANDLORD"), and NOVEN PHARMACEUTICALS, INC., a Delaware corporation ("TENANT") (the terms "LANDLORD" and "TENANT" as used in this Lease shall include the heirs, legal representatives, successors and assigns of the parties hereto, wherever and whenever the context so requires or admits),

                              W I T N E S S E T H :

That Landlord and Tenant, for and in consideration of the mutual covenants herein contained, and in consideration of the payments and undertakings herein made and to be made, respectively promise unto, agree and covenant, each with the other as follows:

                                    ARTICLE 1
                                PROPERTY DEMISED

Upon the terms and conditions hereinafter set forth, and in consideration of the payment by Tenant of the rents hereinafter provided, and in consideration of the prompt performance continuously by Tenant of each and every of the covenants and agreements hereinafter prescribed by Tenant to be kept and performed, the performance of each and every one of which is declared to be an integral part of the consideration to be furnished by Tenant, Landlord does hereby lease, let and demise unto Tenant, and Tenant hereby leases of and from Landlord (1) all of the parcel of land, legally described as follows:

         Lot 12, Block 2, DEERWOOD PARK OF INDUSTRY, according to the Plat thereof, as recorded in Plat Book 147, Page 56, of the Public Records of Miami-Dade County, Florida (the "LAND"),

and (2) all improvements located on the Land, including the building known as Building II (the "BUILDING"). The Land, Building and other improvements on the Land are referred to collectively as the "DEMISED PREMISES." The Demised Premises is situated within Deerwood Commerce Center (the "CENTER"). The site plan of the Center is attached as EXHIBIT "A". The Building consists of approximately 72,988 leasable square feet. Promptly after its completion, the Building will be measured according to BOMA standards of measurement (as evidenced by the Certification attached hereto as EXHIBIT "B", which Certificate will be completed upon measurement). The common address of the Demised Premises is 13800 S.W. 119th Avenue, Miami, FL 33186.

SUBJECT, NEVERTHELESS, TO THE FOLLOWING:

A. Conditions, restrictions, easements, reservations and limitations, if any there be, now appearing of record;




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B.       Dedications for public utilities of easements granted or reserved prior to the Execution Date;

C. Zoning ordinances of Miami-Dade County, Florida, now existing or which may hereafter exist during the Term of this Lease; and

D.       Real Estate Taxes for the year 2005 and subsequent years.

                                    ARTICLE 2
                             SUBSTANTIAL COMPLETION

2.1 The Building shell will be substantially complete (as defined in Section 2.2), according to Building specifications set forth in Landlord's proposal of October 22, 2004, no later than February 1, 2005, at which time Tenant shall have uninterrupted possession of the Demised Premises and may commence construction of the Tenant Improvements, as defined in Section 11.1.

2.2 Inasmuch as the Certificate of Occupancy has been issued, "SUBSTANTIAL COMPLETION" shall occur upon (i) completion of all detail work that is the responsibility of Landlord; and (ii) approval by Landlord and Tenant of a punch list that reflects less than five percent (5%) of the total work that is the obligation or under the control of Landlord.

                                    ARTICLE 3
                       COMMENCEMENT DATE; SECURITY DEPOSIT

3.1 This Lease shall be effective as of its date of execution ("EFFECTIVE DATE"). The Term of this Lease (as defined in Article 4) shall commence on May 22, 2005 ("COMMENCEMENT DATE").

3.2      There is no security deposit payable in connection with this Lease.

                                    ARTICLE 4
                                  TERM OF LEASE

The term of this Lease ("TERM") shall consist of the Initial Term and the Option Periods (to the extent Tenant exercises its options to renew). The "INITIAL TERM" shall be for a period of ten (10) years, commencing on the Commencement Date as established in Article 3, unless this Lease is extended or terminated in accordance with its terms. The "OPTION PERIODS" are described in Article 30.






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                                    ARTICLE 5
                                      RENT

5.1 TRIPLE NET LEASE. The parties acknowledge that this is a "TRIPLE NET" Lease, and Tenant is responsible for 100% of all costs in connection with the Building and the Demised Premises, such that this Lease shall, except as hereinafter provided to the contrary, yield net to Landlord the rent, as hereinabove provided, to be paid in each year during the term of this Lease, and that all costs, expenses and obligations of every kind or nature whatsoever relating to the Demised Premises, or any improvements thereon, or as a direct result of Tenant's business operations, including but not limited to maintenance, utilities, taxes, documentary stamps (if any) and all risk property and other insurance relating to the Demised Premises, shall be paid by Tenant, as set forth more fully herein, and that Landlord shall be indemnified and saved harmless by Tenant from and against the same. Notwithstanding the foregoing, Landlord remains responsible for the maintenance of those items as set forth in Section 14.4 and Section 27.

5.2 PAYMENT OF RENT. Upon execution of this Lease, Tenant shall pay to Landlord Base Rent and Additional Rent for the first month of this Lease. All rent shall be payable monthly in advance, in current legal tender of the United States, as the same is constituted by law at the time the said rent becomes due, commencing on the Commencement Date, and on the first day of each and every month thereafter during the Term. Each "LEASE YEAR" will consist of a 12-month period, commencing on the Commencement Date and its anniversaries. Rent shall be payable at such place within the State of Florida as Landlord may specify in writing, and a place once specified as the place for the payment of rent shall be such until it shall have been changed by written notice given unto Tenant by Landlord in the manner hereinafter prescribed for giving notice.

5.3      BASE RENT.
         ----------

         5.3.1 Subject to the modification granted under Section 5.4, during the first Lease Year, Tenant will pay as base rent ("BASE RENT") for the Demised Premises the sum of $6.40 per square foot, triple net, in twelve (12) monthly equal installments, plus applicable sales tax and other rents payable as set forth hereinbelow. By "TRIPLE NET" the parties intend that Tenant, in addition to Base Rent and Additional Rent, shall be responsible for payment of Taxes, insurance and maintenance for the Demised Premises in accordance with the provision of this Lease, except such maintenance as this Lease expressly provides is the responsibility of Landlord.

         5.3.2 During each subsequent Lease Year, Base Rent shall increase annually by three percent (3%) over the Base Rent due for the immediately preceding Lease Year, payable in twelve (12) monthly equal installments, plus applicable sales tax and other rents payable as set forth hereinbelow.







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5.4      ADDITIONAL RENT. In addition, Tenant agrees to pay to Landlord, in monthly installments, a management fee in an amount equal to one and one-half percent (1.5%) of the Base Rent ("ADDITIONAL RENT").

5.5 RENT AT DECREASED RATE. Provided this Lease is in good standing at all times material hereto, Tenant's obligation to pay Base Rent is modified such that Tenant shall pay Base Rent for the first Lease Year at the rate of $3.20 per square foot.

                                    ARTICLE 6
                                      TAXES

6.1 Landlord represents that the Demised Premises are separately assessed. Landlord and Tenant shall file such forms as needed so that, during the Term, bills for Taxes due on the Demised Premises will be sent directly to Tenant by the taxing authority. Tenant covenants and agrees with Landlord that Tenant will promptly pay, during the Term, all taxes levied or assessed at any or all times during the Term by any and all taxing authorities, including not only ad valorem and real and personal property taxes but also liens for public improvements and including, in general, all taxes, tax liens or liens in the nature of taxes which may be assessed or imposed against the Demised Premises, including the land and all buildings, furniture, fixtures and improvements now or hereafter thereon (collectively, "TAXES"). In the event any of said taxes or assessments are payable according to their terms in installments, then Tenant shall have the right to pay the same as such installments fall due and shall only be obligated to pay such installments as fall due during the Term.

6.2 The parties understand and agree that Tenant shall pay the Taxes, and shall deliver to Landlord official receipts evidencing such payments at the place at which rental payments are required to be made, which payment of Taxes shall be made on or before the said Tax itself would become delinquent in accordance with the law then in force, covering the payment of such Tax or Taxes. Tenant shall have the right but not the obligation to contest the validity of any Tax or Tax claim provided that Tenant shall furnish a bond or other customary security to insure that such contested Tax shall not become delinquent or result in the imposition of a lien for delinquent Taxes. Tenant shall promptly furnish Landlord with receipts evidencing the timely payment of Taxes or the establishment of a bond or other security for payment of contested taxes. Notwithstanding the foregoing, Tenant has option to pay the Taxes directly to Landlord. In such case, Tenant shall so notify Landlord on or before October 15 of each year, and Tenant shall tender the full amount due on or before the date of payment, together with sales tax thereon, not less than fourteen (14) days before expiration of the payment amount. If Tenant pays the Taxes directly to Landlord, Landlord is responsible for the payment of the Taxes.

6.3 Nothing in this Article 6 contained shall obligate Tenant to pay any income, inheritance, estate or succession tax, or any tax in the nature of any such described taxes, or any other tax which may be levied or assessed against Landlord with respect to, or because of, the






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         income derived from this Lease, nor shall Tenant be deemed obligated hereby to pay any corporation, franchise or excise taxes which may be assessed or levied against any corporate successor or transferee of, or claiming under Landlord. Tenant shall be responsible for and shall pay all of the Taxes assessed of Tenant's personal property and Tenant Improvements.

6.4 In the event Tenant desires to contest the validity of any Tax or tax claim, Tenant may do so provided Tenant has complied with the terms of this Article 6. Further, should either Landlord or Tenant contest the validity of any tax or tax claim, in compliance with the terms of this Article, the other party agrees to cooperate fully toward such contest, provided that the contesting party assumes all costs and other obligations in connection therewith.

                                    ARTICLE 7
                                  COMMON AREAS

7.1 "COMMON AREAS" shall mean all areas, space, installations and equipment in the Center, but not within the Demised Premises, which are intended by Landlord for the common use and benefit of Landlord, as well as the remaining tenants of the Center, their employees, agents, licensees, customers and other invitees, including without limitation parking areas, exits, signs, lighting, entrances, access roads, driveways, sidewalks, utilities and landscaped areas (including but not limited to irrigation). Landlord shall have exclusive control over the Common Areas. Landlord represents and warrants that it has obtained and shall maintain in effect all governmental permits for the construction and operation of the Common Areas, including parking, ingress and egress, drainage and water retention.

7.2 Tenant may erect a fence around the perimeter of the Demised Premises, subject to governmental approvals and applicable set-back requirements.

7.3 Tenant is responsible for maintaining all portions of the Demised Premises, including but not limited to parking areas, except as set forth herein to the contrary herein.

7.4 Landlord hereby grants to Tenant, its licensees, subtenants, concessionaires, successors and assigns, and its and their employees, agents, licensees, customers, and invitees the non-exclusive right to use the Common Areas during the Term and any extensions of same continuously and without interruption, for access purposes (i.e., ingress and egress) only.

                                    ARTICLE 8
                           MAINTENANCE OF COMMON AREAS
                              AND COMMON AREA COSTS

Landlord shall maintain the Common Areas in clean condition and repair, including but not limited to: (i) maintaining all signs, landscaped areas, and parking areas and access roads (including restriping, repairing and repaving same when required, and removing any rubbish




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therefrom) in good condition and repair; (ii) adequately illuminating the parking areas and other Common Areas during such hours as Landlord may deem appropriate; (iii) replacing all parking surfaces and paving within the Common Areas as and when reasonably required; and (iv) providing adequate security lighting and fire protection as required by applicable code or ordinance or as required by insurance underwriters.

                                    ARTICLE 9
                            LANDLORD'S LIEN FOR RENT

Except as herein set forth to the contrary, Landlord shall have the first lien, paramount to all others, on every right and interest of Tenant in and to this Lease and on the improvements which may be placed upon the Demised Premises, which lien is granted for the purpose of securing the payment of rents, taxes, assessments, charges, liens, penalties and damages herein covenanted to be paid by Tenant, and for the purpose of securing the performance of all and singular the covenants, conditions and obligations of this Lease to be performed and observed by Tenant. Landlord shall have no lien on trade fixtures or equipment of any nature, whether attached or unattached, which is used by Tenant in the conduct of its business, or on Tenant's inventories, supplies, furniture and other personal property (collectively, "NOVEN PROPERTY").

                                   ARTICLE 10
                          CONDITION OF DEMISED PREMISES

10.1 Subject to completion by Landlord of all punch list items, Tenant is accepting the Demised Premises in "as is" condition, except as to latent defects and warranted items. Tenant acknowledges that Landlord makes no representations regarding the physical condition of the Demised Premises, except as set forth in Section 10.2 or in Article 27 hereinbelow.

10.2 Upon acceptance of the Demised Premises by Tenant, Landlord shall assign to Tenant the warranties from the various subcontractors as set forth in EXHIBIT "C" attached hereto.

                                   ARTICLE 11
                        TENANT IMPROVEMENTS; TI ALLOWANCE

11.1 All improvements to the Demised Premises performed by Tenant after the Demised Premises are substantially complete (the "TENANT IMPROVEMENTS") shall be performed by Tenant at Tenant's sole expense. Notwithstanding the foregoing, Landlord shall provide to Tenant a tenant improvement allowance ("TI ALLOWANCE") of $912,300.00 toward the construction of the Tenant Improvements. The TI Allowance will be paid to Tenant in installments as the Tenant Improvements are completed upon presentation to Landlord of actual paid receipts for work in place as of the date of Tenant's request for a progress payment. If Landlord sells or transfers its interest in this Lease or in the Demised Premises before Tenant has received the entirety of the TI Allowance, then, at the closing of such sale or transfer Landlord shall deposit in escrow with a reputable title company or other escrowee acceptable to Landlord and Tenant, an amount equal to the



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         undisbursed portion of the TI Allowance. Tenant shall be entitled to draw upon such escrowed funds in the manner provided in this Section
         11.1 for progress payments from Landlord.

11.2 Tenant has the right to specify the utilization of its designated architect for all space planning, mechanical, electrical and plumbing plans, construction documents and construction supervision of the Demised Premises. Tenant also has the right to specify the utilization of its designated general contractor for all construction on the Demised Premises.

11.3 Tenant acknowledges that Tenant has obtained or shall obtain all required permits to construct the Tenant Improvements and place all signs permitted under the terms of this Lease. Tenant shall keep the Building secure and shall provide that any of the Tenant Improvements it performs shall be executed in a good and workmanlike manner. Tenant's failure to commence and/or complete construction of the Tenant Improvements for any reason shall not excuse or abate Tenant's obligation to pay rent or other expenses due in connection with this Lease, except if Tenant is prevented from commencing and/or completing construction due to Landlord's acts or omissions. If Tenant believes that Tenant cannot perform under this Section due to Landlord's act or omission, Tenant shall give immediately notice to Landlord so that Landlord may cure same.

11.4 Subject to Landlord's reasonable approval, Tenant shall have the option, at its sole cost and expense, to install and operate up to four satellite antenna dishes and other telecommunication equipment and cables thereto on the roof of the Building at no additional charge. Subject to the rights of other property owners, tenants, and governmental authorities, and so long as, in Landlord's reasonable judgment, Landlord's other property is not adversely affected, Landlord agrees to grant Tenant easement rights, within existing easements, in order for Tenant to run cabling between the Building and Tenant's other location within the Deerwood Park of Industry.

11.5 Tenant acknowledges that all Tenant Improvements and other improvements in the Building (other than Noven Property) shall be and become a part of the real estate and upon the termination of this Lease, either by reason of an Event of Default or by ordinary lapse of time, shall pass to Landlord, without the necessity for Landlord to pay any compensation therefor whatsoever. Provided Tenant is not in default of this Lease, Tenant has the right to remove all Noven Property and to leave the Demised Premises in their original condition, with all Tenant Improvements, broom clean, upon the termination or expiration of this Lease. Notwithstanding the foregoing, Tenant shall not under any circumstances remove any HVAC equipment installed in the Building.

11.6 Subject to the criteria set forth herein, Tenant may, at Tenant's expense, install identification signs on the main south facade of the Building, on the east facade of the Building, and, subject to Landlord's reasonable approval and governmental approvals, on a monument sign. Tenant may also install such directional and safety signs as reasonably necessary within the Demised Premises. Tenant acknowledges that the Demised




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         Premises are part of the Center, and Tenant therefore agrees that all proposed signs to be installed on the exterior of the Building or on any other exterior part of the Demised Premises must first be submitted to Landlord for Landlord's consent, not to be unreasonably withheld, to insure that such signage conforms to Landlord's requirements and meets the standards established for the Center as set forth on EXHIBIT "D". Landlord's consent shall not be unreasonably withheld. All signage on the Demised Premises shall be installed at the sole expense of Tenant. All such signs shall be in accordance with all applicable laws, ordinances and governmental regulations. Landlord shall have fifteen
         (15) days from receipt of such plans to approve or reject same. In the event Landlord fails to notify Tenant that it does not approve such plans, it shall be presumed that the plans are approved. In the event Landlord rejects said plans, Landlord shall so notify Tenant of the reason for the rejection, and Tenant shall have ten (10) days from receipt of the notice of rejection in which to advise Landlord of its intention to revise the proposed signs accordingly and an additional thirty (30) days thereafter in which to deliver new plans to Landlord.

                                   ARTICLE 12
                                    UTILITIES

Landlord has brought all utilities (including water, sewer, electric and telephone) to the Building. Landlord represents that it has paid all tap-in fees, impact fees and other fees required to bring such utility service to the Building and enable its occupant to use such service. Any fees in excess of those already paid by Landlord for use of utilities shall be borne by Tenant. Landlord has installed (or caused to be installed) at least one separate meter for each utility serving the Demised Premises. If Tenant desires to obtain an additional separate utility meter for any utility, then Tenant shall bear the cost of installing such additional meters. Tenant shall be responsible to pay directly the applicable utility companies or governmental agencies for all utilities consumed by Tenant, including the FPL house meter installed in the Building.

                                   ARTICLE 13
                                    INSURANCE

13.1 Tenant covenants and agrees to maintain flood insurance in the highest amount available, as well as commercial general liability covering the Demised Premises and naming Landlord and Landlord's mortgagee as additional insureds with a minimum single limit of $1,000,000.00 with not less than a $3,000,000.00 annual aggregate. Tenant shall keep in force workers' compensation or similar insurance to the extent required by law. Tenant shall maintain and carry all risk (Special Form) casualty insurance on the Demised Premises and the Building for their respective full replacement values including Tenant Improvements but excluding footings and foundations, or $4,000,000.00, whichever is greater, providing the protection provided above and naming Landlord and Landlord's mortgagee as additional insureds as their interests may appear. In addition, Tenant shall separately insure the replacement cost of all Tenant Improvements, naming Landlord and Landlord's mortgagee as additional insureds. Tenant shall also carry business interruption insurance naming Landlord as a loss payee with respect to any





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         period of reconstruction following a casualty loss. Tenant shall provide to Landlord evidence of continuous insurance coverage at all times throughout the Term.

13.2 From the inception of any construction as hereinafter referred to or as hereinabove set forth which Tenant may effect on the Demised Premises, Tenant will at all times carry or cause to be carried builder's risk insurance policies in compliance with the various insurance provisions of this Lease, or as may be reasonably required by Landlord.

13.3 In the event the Demised Premises are damaged by flood, fire, windstorm or other casualty (the "Casualty"), Landlord shall repair such damage and complete such repair within eighteen (18) months from the time when the Casualty occurred, or the insurance proceeds are paid, whichever is later, to base Building standards only, upon the same general plans and dimension as before the Casualty, or other plan to be agreed upon, in writing, by Landlord and Tenant, respectively, the reconstruction so rebuilt and repaired to be of the same value as the Building on the Demised Premises prior to such damage or destruction; provided, however, that if construction is delayed because of changes, deletions, or additions in construction requested by Tenant, strikes, lockouts, casualties, acts of God, war, material or labor shortages, governmental regulation or control or other causes beyond the control of Landlord, the completion time shall be extended accordingly, and Landlord shall not be liable for such delays. If Landlord elects to repair or rebuild the Building, as set forth herein, then Landlord and Tenant shall execute such documents as necessary to enable the use of insurance proceeds for the costs of such repair or rebuilding. If the Casualty shall render the Demised Premises untenantable, in whole or in part, and such casualty was not caused by a negligent or willful act of Tenant, an equitable abatement in rent shall be allowed from the date when the damage occurred until the date when the Demised Premises are substantially repaired by Landlord, and Tenant shall cause its rent loss coverage benefits to inure to and be paid to Landlord. Upon notice by Landlord that the Leased Premises are substantially repaired, Tenant, at Tenant's cost and expense, shall diligently perform such work required to restore the Leased Premises for Tenant's use as it existed immediately prior to the Casualty. If such Casualty damages the Building to the extent that 75% or more of the Building is damaged or if the damage or destruction is not covered by insurance or if such Casualty occurs during the last 12 months of the Lease Term, Landlord may, in lieu of repairing, restoring or rebuilding the same, terminate this Lease within sixty (60) days after occurrence of the event causing the damage. In such event, the obligation of Tenant to pay Rent and other charges hereunder shall end as of the latter of date of the Casualty and the date Tenant vacates the Leased Premises. If such Casualty damages the Building to the extent that 75% or more of the Building is damaged and renders the Building untenantable and such Casualty was not caused by a negligent or willful act of Tenant, and if such Casualty occurs during the last 12 months of the Lease Term, Tenant may terminate this Lease within sixty (60) days after such occurrence and the obligation of Tenant to pay Rent and other charges hereunder shall end as of the latter of such notification date and the date Tenant vacates the Leased Premises.







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13.4     Even if Tenant is self-insured, all of the foregoing insurance policies required pursuant to this Article shall be written with companies having a Best Rating of A or better which are licensed to do business in the state in which the Demised Premises are located and shall provide that the other party hereto shall be given a minimum of thirty
         (30) days' written notice by any such insurance company prior to the cancellation, termination or alteration of the terms or limits of such coverage. Each party shall deliver to the other party hereto the foregoing insurance policies or certificates thereof prior to the tender of possession of the Demised Premises to Tenant and evidence of all renewals or replacements of same not less than thirty (30) days prior to the expiration date of such policies. All such policies may be maintained under a "blanket insurance policy" of Landlord or Tenant, in which case the certificate of blanket insurance will be limited to this location.

13.5 Tenant covenants and agrees with Landlord that Tenant will pay the premiums for all of the insurance policies which Tenant is obligated to carry under the terms of this Lease and will deliver to Landlord evidence of such payment before the Commencement Date and before payment of any such premiums become in default; and Tenant will cause renewals of expiring policies to be written and certificates thereof, as the Lease may require, to be delivered to Landlord.

13.6 Throughout the Term, Landlord shall maintain the following insurance with respect to the Center and the Common Areas and shall furnish Tenant from time to time with certificates of insurance evidencing such coverage is continuously in effect:

         13.6.1 A commercial general liability policy of insurance against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Common Areas and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000.00 and a general aggregate coverage of $2,000,000.00.

         13.6.2   Fire insurance in the amount of $50,000.00.

13.7 Tenant and Landlord hereby release each other and anyone claiming through or under the other by way of subrogation or otherwise from any and all liability for any loss of or damage to property, whether caused by the negligence or fault of the other, to the extent of any recovery made by the parties hereto for such loss or damage under any casualty or other insurance policy now or hereafter issued covering the Building, the Demised Premises or the Center. In addition, Tenant and Landlord shall cause each such insurance policy carried by them insuring the Building, the Demised Premises or the Center or the contents thereof, to be written to provide that the insurer waives all rights of recovery by way of subrogation against the other party hereto in connection with any loss or damage covered by the policy.






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                                   ARTICLE 14
                             MAINTENANCE AND REPAIRS

14.1 Except for Landlord's obligations set forth in paragraph 14.4, Tenant covenants and agrees that, during the Term, it will at all times, and at its own expense, keep the Building and improvements situated on the Demised Premises at any time, in good repair, order and condition, and shall at all times, save and keep Landlord free and harmless from any and all damage and liability occasioned by the use of the Demised Premises and shall indemnify and hold harmless Landlord from and against any loss, cost, damage and expense arising out of and in connection with the Building and improvements upon the Demised Premises, and out of any accident causing injury to any person or property whomsoever or whatsoever and due directly or indirectly to the use or occupancy of said premises. Tenant shall maintain, at its sole expense, in good repair the interior walls and partitions, and all non-structural portions of the Building, and all plumbing, electrical, sewage and heating, ventilating and air conditioning ("HVAC") equipment, lines and ducts in the Building. Without limiting Tenant's obligations hereunder, Tenant shall, at its sole expense, be responsible for interior, non-structural repairs to the Building, including the replacement of plate glass and the repair of component systems serving only the Building unless any such repairs or replacements are necessitated by damage caused by the wrongful acts or negligence of Landlord, its employees, agents and contractors. Except as set forth in paragraph 14.4 below, Landlord shall have no repair obligations unless any such repairs are necessitated by damage caused by the wrongful acts or negligence of Landlord, its employees, agents and contractors.

14.2 Tenant shall have the right to make from time to time, at its expense, interior, non-structural alterations to the Building, including normal roof penetrations for HVAC equipment, electrical and telecommunication equipment, without obtaining Landlord's consent provided that such alterations do not impair the structural integrity or diminish the value of the Building. Prior to making any structural alterations to the Demised Premises, Tenant shall obtain Landlord's prior written consent, which consent shall not be unreasonably withheld as long as the proposed alteration does not, in Landlord's reasonable judgment, decrease the value or integrity of the Building. Landlord agrees to notify Tenant of its decision regarding the approval of the plans within seven (7) days from the receipt of same. All alterations, additions and improvements made by Tenant to the Demised Premises ("BETTERMENTS AND IMPROVEMENTS") whether initially or a later date shall comply with all applicable codes and ordinances and shall become the property of Landlord upon the termination of this Lease without any compensation to Tenant. Such betterments and improvements shall be surrendered upon termination of this Lease as a part of the Demised Premises. Tenant shall deliver as-built plans of all betterments and improvements to Landlord promptly upon completion thereof. Tenant shall deliver a blue line copy of remodel plans of all betterments and improvements to Landlord upon completion thereof.

14.3 Any Noven Property that Tenant installs in the Demised Premises at its expense prior to or during the Term shall remain Tenant's property and may be removed by Tenant provided that Tenant repairs any material damage to the Building and Demised Premises caused by such removal at Tenant's sole cost and expense, ordinary wear and tear excepted.

14.4 Notwithstanding the foregoing, Landlord shall maintain at all times, and at its own expense, the Common Areas and the roof (including gutters and downspouts) and structure of the Building in good repair, order and condition and shall indemnify and hold harmless Tenant from and against any loss, cost, damage and expense arising out of the failure to maintain such roof, Building structure or Common Areas in good repair, order and conditions. Notwithstanding the provisions of Paragraph 14.1 and 14.2, Tenant shall have the right to make emergency repairs to prevent injury to persons or damage to property or where required by law, governmental authority or insurance underwriter. Tenant shall provide Landlord with such notice as is commercially reasonable under the circumstance of such emergency.

                                   ARTICLE 15
                     WARRANTY OF TITLE; LANDLORD'S AUTHORITY

Landlord hereby warrants, represents and covenants to Tenant that: (1) at the time of the execution of this Lease and until this Lease or other instrument giving constructive notice of this Lease is recorded, Landlord is the sole owner in fee simple absolute of the Demised Premises; (2) at the time of the execution by Tenant of this Lease and until this Lease or other instrument giving constructive notice of this Lease is recorded, Landlord has good and marketable fee simple title to the Demised Premises free and clear of all liens and encumbrances subject only to the permitted exceptions set forth in EXHIBIT "E" attached hereto; (3) Landlord does warrant and will defend the title to the Demised Premises; and (4) Landlord has full right and power to execute this Lease.

                                   ARTICLE 16
                    MUTUAL INDEMNIFICATION AGAINST LIABILITY

16.1 Tenant covenants and agrees with Landlord that, during the entire Term, Tenant will indemnify and save harmless Landlord against any and all claims, debts, demands or obligations which may be against Landlord or against Landlord's title in the Demised Premises, arising by reason of or in connection with any alleged act or omission of Tenant or any person claiming under, by or through Tenant; and if it becomes necessary for Landlord to defend any action seeking to impose any such liability, Tenant will pay Landlord all costs of court and attorney's fees incurred by Landlord in effecting such defense in addition to any other sums which Landlord may be called upon to pay by reason of the entry of a judgment against Landlord in the litigation in which such claim is asserted.

16.2 Landlord covenants and agrees with Tenant that, during the entire Term, Landlord will indemnify and save harmless Tenant against any and all claims, debts, demands or obligations which may be against Tenant, arising by reason of or in connection with any alleged act or omission of Landlord or any person claiming under, by or through Landlord; and if it becomes necessary for Tenant to defend any action seeking to impose any such liability, Landlord will pay Tenant all costs of court and attorney's fees incurred by Tenant in effecting such defense in addition to any other sums which Tenant may be called upon to pay by reason of the entry of a judgment against Tenant in the litigation in which such claim is asserted.

                                   ARTICLE 17
                   PREMISES TO BE USED FOR LEGAL PURPOSES ONLY

17.1 Tenant covenants and agrees that during the Term, it will conform to and observe all ordinances, rules, laws and regulations of the municipality in which the Demised Premises are located, Miami-Dade County, the State of Florida and the United States of America, and all public authorities, boards or officers, relating to the Demised Premises, or improvements upon the same (except as provided in Section 17.2), or use thereof, and will not during the Term permit the same to be used for any illegal purpose, business or occupation.

17.2 Landlord covenants and agrees that during the Term, it will conform to and observe all ordinances, rules, laws and regulations of the municipality in which the Demised Premises are located, Miami-Dade County, the State of Florida and the United States of America, and all public authorities, boards or officers, relating to the roof, Building structure and Common Areas, or use thereof, and will not during the Term permit the same to be used for any illegal purpose, business or occupation.

                                   ARTICLE 18
                               USE AND ASSIGNMENT

18.1 Tenant shall use the Demised Premises for the purpose of a pharmaceutical company or any other lawful uses or purposes.

18.2 Tenant may assign or transfer this Lease or enter into a sublease to a creditworthy assignee. An assignee shall be deemed creditworthy if (A) it is an affiliate of Tenant; or (B) it is a successor to Tenant by merger, consolidation or acquisition; or (C) it has a net worth equal to or greater than the net worth of Tenant as of the Execution Date. No assignment or sublease shall release Tenant from its obligations under this Lease. Any permitted assignment shall be subject and subordinate to any mortgages on the Center.

                                   ARTICLE 19
                                  SUBORDINATION

19.1 Tenant shall, upon written request of Landlord, subordinate this Lease to the lien of any future mortgage upon the Demised Premises or the Center, provided that the holder of any such mortgage (the "MORTGAGEE") shall enter into a written agreement ("SNDA"), in the form attached hereto as EXHIBIT "F", with Tenant providing that (i) in the event of foreclosure or other action taken under the mortgage by Mortgagee, this Lease and all of the rights of Tenant hereunder, shall not be disturbed, but shall continue in full force and effect so long as Tenant complies in all material respects with the terms of this Lease;
         (ii) such Mortgagee shall permit insurance proceeds and condemnation awards to be used for any restoration and repair required by this Lease. As used in this Lease, "MORTGAGE" shall include mortgages, deeds of trust, deeds to secure debt or other similar instruments, and any modifications, extensions, renewals and/or replacements of same. Notwithstanding the foregoing, this provision shall be self-operative.

19.2 It is understood by Tenant that, in the event Tenant should place a mortgage on its leasehold interest, then such mortgage shall be subordinate and inferior to this Lease and Landlord's interest therein, as well as to any mortgage encumbering Landlord's interest in the Demised Premises or in any portion of the Center. However, nothing in this Lease contained shall ever be construed as empowering Tenant to encumber or cause Landlord to encumber the title or interest of Landlord, except as herein expressly provided.

19.3 Should Landlord sell, convey or transfer its interest in the Demised Premises or should any mortgagee of Landlord succeed to Landlord's interest through foreclosure or deed in lieu thereof, then Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly upon any such succession, provided that such succeeding party assumes, in a written agreement reasonably acceptable to Tenant, all of Landlord's duties and obligations under this Lease. This provision shall be self-operative.

                                   ARTICLE 20
               LANDLORD'S INTEREST NOT SUBJECT TO MECHANIC'S LIENS

20.1 It is hereby stipulated and agreed by and between the parties hereof that during the Term, there shall be no mechanic's lien upon Landlord's interest in the Demised Property and in the buildings and improvements which may be located thereon, arising through an act of Tenant, or any person claiming under, by or through Tenant; and that no person who furnishes labor, work, services or materials to the Demised Premises, and claiming directly or indirectly through or under the Lease, or through or under any act or omission of Tenant, shall ever become entitled to a lien which is superior in rank and dignity to that of this indenture reserved to Landlord upon the lands hereby demised, or upon any improvements now or hereafter situate thereon, or upon any insurance policies or insurance money aforesaid, for or on account of any material or thing whatsoever, and nothing in this indenture contained shall be construed in such a way as to contradict this provision in this indenture. All persons furnishing any such labor or materials to Tenant, or to the Demised Premises at Tenant's order, or at the order of any person dealing directly or indirectly with Tenant, as well as all persons whomsoever, shall be bound by this provision and by notice thereof from and after the date of this indenture, and all materialmen, contractors, mechanics and laborers are hereby charged with notice that they must look to Tenant and Tenant's interest only in the Demised Premises, and Tenant's interest in all buildings and improvements thereon located, to acquire the payment for any bills for work done or materials furnished or performed during the Term.

20.2 Tenant shall have no authority to create any lien for labor or material upon Landlord's interest in the Demised Premises, and neither Tenant, nor anyone claiming by, through or under Tenant, shall have any right to file and place any labor or material lien of any kind or character whatsoever upon the Demised Premises and the buildings and improvements which may be located thereon so as to encumber or affect the title of Landlord in said land, and the buildings and improvements thereon located, and all persons contracting with Tenant, directly or indirectly, or with any person who, in turn, in contracting with Tenant, for the erection, construction, installation, alteration or repair of any building, buildings or other improvements, or for the destruction or removal of any building or buildings upon the Demised Premises, including furnishings and fixtures, and all materialmen, contractors, mechanics and laborers, as heretofore mentioned, are hereby charged with notice that as and from the date of this instrument, they must look to Tenant and Tenant's interest only in and to the Demised Premises, to secure the payment of any bill for work done or materials furnished or performed, during the Term.

20.3 The term "MECHANIC'S LIEN" as used herein, means any lien which might otherwise be claimed by reason of, in connection with or under the terms of the uniform mechanics' lien act of the State of Florida, as it now exists, or as it may hereafter exists, or as it may be amended from time to time.

20.4 The mere fact of the existence of a mechanic's lien or materialmen's lien or other lien, attachment, judgment, execution, writ, charge or encumbrances suffered or caused by Tenant, however, shall not, of itself, constitute a default or operate as a forfeiture or termination of this Lease, provided, however, that Tenant, within thirty (30) days after receipt of written notice of lien from the lienor, shall cause the same to be canceled, released and extinguished, or the Demised Premises released therefrom by the posting of bond, or by any other method prescribed by law or Tenant shall provide a title indemnity with respect to such lien. Tenant shall furnish Landlord with proper evidence of such extinguishments, bond or title indemnity. If Tenant disputes the amount or validity of any mechanic's or materialmen's lien claimed, or any other claim asserted, then Tenant shall, with all due diligence, institute or defend an appropriate action of proceeding in a court or courts of competent jurisdiction upon the cause of action, and shall, by injunction, due defense of the suit, or otherwise, prevent any sale or impairment of the title of Landlord, and shall prosecute or defend such action or proceeding with reasonable diligence to a final determination. Upon relieving the Demised Premises of such claim, Tenant shall have the duty of furnishing the evidence thereof unto Landlord. If Tenant is in default of its obligations under this Paragraph 20.4, then Landlord, in addition to all other available rights and remedies, and upon seven (7) days notice to Tenant, may discharge the lien of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate set forth in Section 32.3.

                                   ARTICLE 21
                            LANDLORD'S RIGHT OF ENTRY

Landlord acknowledges that Tenant's business includes the manufacture, testing and storage of pharmaceutical products which are subject to governmental regulation, require strict protocols to insure the integrity and safety of the manufacturing and storage processes, and in many cases involve valuable, proprietary and confidential trade secrets. Landlord and its agents shall have the right to enter upon the Demised Premises at all reasonable times to examine the condition and use thereof, subject to the following conditions: (i) Landlord shall not be permitted more than two (2) such entries in any calendar year, provided that if Landlord is in good faith attempting to refinance or sell the Demised Premises, or to lease the Demised Premises during any period in which Tenant has failed to exercise a renewal option or within six months prior to the termination of this Lease, Landlord shall be entitled to a reasonable number of visits in connection with such sale, refinancing or leasing; (ii) such entries shall be permitted upon reasonable written notice of no less than one business day; (iii) such entries shall be permitted only at reasonable times; (iv) all persons participating in such entry shall be bound by a confidentially agreement--in writing if required by Tenant--and shall take no photographs or other recordings of the interior of the Building; (v) all persons participating in such entry shall agree to be bound by Tenant's rules and regulations concerning visitors to the site including those relating to safety and confidentiality; (vi) all persons participating in such entry shall agree to be subject to rules and regulations of any governmental authority having jurisdiction over the Demised Premises or Tenant's business operations; and (vii) some designated areas within the Demised Premises may not subject to entry by Landlord.

                                   ARTICLE 22
                               CONDEMNATION CLAUSE

22.1 If after the execution of this Lease and prior to the expiration of the term hereof, the whole of the Demised Premises shall be taken under power of eminent domain by any public or private authority, or conveyed by Landlord to said authority in lieu of such taking, then this Lease and the Term shall cease and terminate as of the date of such taking.

22.2 If, after the execution of this Lease and prior to the expiration of the Term, any taking under the power of eminent domain by a public or private authority or any conveyance by Landlord in lieu thereof, shall result in:

         22.2.1 A taking of the Building, in whole or in part, on the Demised Premises, or

         22.2.2 A reduction of the parking area in the Demised Premises below the amount required by governmental regulation, or

         22.2.3 A partial taking which results in preventing access to any part of the Demised Premises.

         22.2.4 A partial taking which results in cutting off indirect access from the Demised Premises to any public street or results in the permanent closing or relocation of any street adjoining the Demised Premises to which there is indirect access to and from the Demised Premises; or

         22.2.5 A taking which materially impairs or adversely affects Tenant's use of the Demised Premises, and Landlord is unable to promptly provide Tenant with a suitable alternate means of access, in Landlord's reasonable opinion, then Tenant may, at its election, terminate this Lease by giving Landlord notice of the exercise of Tenant's election within ninety (90) days after Tenant shall receive written notice from Landlord of such taking. In the event of termination by Tenant under the provisions of this Article, this Lease and the Term shall cease and terminate as of the date of such taking, subject to the right of Tenant, at its election, to continue to occupy the Demised Premises, subject to the terms and provisions of this Lease, for all or such part, as Tenant may determine, of the period between the date of such taking and the date when possession of the Demised Premises shall be taken by the appropriating authority, and any unearned rent or other charges, if any, paid in advance by Tenant shall be refunded to Tenant.

22.3 In the event of a taking in respect of which Tenant shall not have the right to elect to terminate this Lease or, having such right, shall not elect to terminate this Lease, this Lease and the Term shall continue in full force and effect and Landlord, shall to the extent of the condemnation award restore the remaining portions of the Common Areas and the Building, including any and all improvements made theretofore, together with the remaining portions of the parking areas, to an architectural whole in substantially the same condition that the same were in prior to such taking. Should Landlord fail to promptly commence and diligently proceed to so restore the remaining portions of the Demised Premises, Tenant may at its option do so at Landlord's expense with the right of offset set forth in Article 23 hereinbelow.

22.4 All compensation awarded or any taking, whether for the whole or a portion of the Demised Premises including but not limited to Landlord's remainder and future rent loss, shall belong to Landlord; provided that Tenant shall be entitled to any award made, whether to Landlord or to Tenant, for the unamortized cost of the Building, Tenant's moving expenses and the value of Tenant's trade fixtures. Tenant may apply for and receive an award for the loss of Tenant's leasehold estate so long as such award in no way diminishes any award to Landlord or to any mortgagee of Landlord with respect to Landlord's remainder. Any defense of a condemnation claim with respect to either Landlord's or Tenant's interest shall be subject to Tenant's control and approval.

22.5 In the event of any termination of this Lease as the result of the provisions of this Article, the parties, effective as of such termination, shall be released, each to the other, from all liability and obligations thereafter arising under this Lease and the improvements to the Demised Premises (but not the Noven Property) shall be the property of Landlord.

                                   ARTICLE 23
                                    SELF HELP

If either party defaults in the performance of any non-monetary obligation imposed on it by this Lease and does not cure such default within thirty (30) days after written notice from the other party specifying the default (or does not within said period commence and diligently proceed to cure such default), the other party, without waiver of or prejudice to any other right or remedy it may have, shall have the right at any time thereafter to cure such default for the account of the defaulting part, and the defaulting party shall reimburse the other party for any reasonable amount paid and any expense or contractual liability so incurred upon invoice. In the event Tenant is not reimbursed by Landlord as herein required or should Tenant elect to cure a default by Landlord in the performance of Landlord's obligations and is not reimbursed for its reasonable expenses upon invoice, Tenant shall have the right, at its sole discretion, of offsetting any payment(s) next due to Landlord, until which time Tenant has been completely reimbursed for its expenses. The foregoing to the contrary notwithstanding, Tenant shall have no right of offset for sums due or to cure any default hereunder unless and until Tenant has given not less than thirty (30) days prior written notice of such default to the holder of any mortgage or Mortgage on the Demised Premises or the Center of which Tenant has received notice from Landlord and such holder fails to cure or causes Landlord to cure said default. In the event of emergencies, or where necessary to prevent injury to persons or damage to property, either party may cure a default by the other before the expiration of the waiting period but after giving such notice to the other party as may be reasonable under the circumstances.



                                   ARTICLE 24
                                MANNER OF NOTICE

Any notice or consent required to be given by or on behalf of either party to the other shall be in writing and mailed by registered or certified mail, return receipt requested or personally delivered or sent by confirmed fax, or reputable air or land courier services (such as DHL, Fed Ex or UPS), addressed to the other party as follows:

If to Tenant:                               Noven Pharmaceuticals, Inc.
                                            11960 S.W. 144th Street
                                            Miami, FL 33186
                                            Attn: General Counsel
                                            Tel:     305-253-5099
                                            Fax:     305-232-1836

If to Landlord:                             Deerwood Commerce Center, LLC
                                            1150B East Hallandale Beach Blvd.
                                            Hallandale Beach, FL 33009
                                            Tel:     954-455-3660
                                            Fax:     954-454-1311

or at such other address as may be specified from time to time in writing by either party. All such notices hereunder shall be deemed to have been given on the date of delivery or the date marked on the return receipt unless delivery is refused or cannot be made, in which case the date of postmark (for mailed notices) or attempted delivery (in all other cases) shall be deemed the date notice has been given. Any notice delivered after 5 p.m. shall be deemed delivered at 9 a.m. the following business day.

                                   ARTICLE 25
                    LEASE NOT AFFECTED BY DAMAGE TO PROPERTY

Except as set forth in Section 13.3 to the contrary, no destruction or damage to the Building or the Demised Premises by Casualty of any kind, character or nature, shall be deemed to entitle Tenant to surrender possession of the Demised Premises or to terminate this Lease, or to violate any of its provisions, or to cause any rebate or abatement in rent then due, or thereafter becoming due under the terms hereof.

                                   ARTICLE 26
                     COVENANT OF QUIET ENJOYMENT BY LANDLORD

Landlord covenants and agrees with Tenant that so long as Tenant keeps and performs all of the covenants and conditions to be performed by Tenant, Tenant shall have quiet and undisturbed and continued possession of the Demised Premises, free from any claims of Landlord and all persons claiming under, by or through Landlord. Further, it is understood and agreed that Tenant will have access to and use of the Demised Premises seven (7) days per week and twenty-four (24) hours per day.

                                   ARTICLE 27
                                 HAZARDOUS WASTE

27.1     Landlord represents to Tenant as follows:

         27.1.1 Landlord shall provide to Tenant copies of any Phase I environmental reports in Landlord's possession which relate to the presence or use of hazardous materials and/or toxic substances on the Demised Premises.

         27.1.2 To the best knowledge of Landlord, there are no hazardous materials and/or toxic substances on the Demised Premises.

         27.1.3 Should hazardous materials and/or toxic substances be found on the Demised Premises prior to the Commencement Date of this Lease, or if Landlord introduces or permits the introduction of hazardous materials and/or toxic substances after the Commencement Date, Landlord shall remove same at Landlord's sole cost and expense and shall otherwise comply with all federal, state and local rules, regulations, laws, statutes or ordinances pertaining thereto, and shall indemnify Tenant and hold Tenant harmless from all costs and expenses arising from the presence of asbestos or other hazardous materials.

         27.1.4 If Landlord breaches the obligations stated in the preceding subparagraph 27.1.3, or if the presence of hazardous materials or toxic substances on the Demised Premises caused or permitted by Landlord results in contamination of the Demised Property, then Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, reasonable costs, liabilities or losses, which arise during or after the Term as a result of such contamination. This indemnification of Tenant by Landlord includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions, including regular inspections, or any clean-up, remedial, removal or restoration work required or recommended by any federal, state or local governmental agency or political subdivision because of hazardous materials or toxic substances present in the soil or ground water on or under the Demised Premises and/or the Center.

27.2 Tenant agrees as follows with respect to the presence or use of hazardous materials and/or toxic substances on or about the Demised
         Premises:

         27.2.1 Landlord acknowledges that due to the nature of Tenant's pharmaceutical business, Tenant uses hazardous materials or toxic substances in its operations at the Demised Premises. However, Tenant shall not cause or permit any hazardous materials or toxic substances to be brought upon, kept or used in or about the Demised Premises by Tenant, its agents, employees, contractors or invitees, other than in the ordinary course of its business as disclosed to Landlord, without the prior written consent of Landlord in all other instances. Landlord shall not unreasonably withhold such consent as long as Tenant demonstrates to Landlord's reasonable satisfaction and covenants to Landlord that such hazardous materials or toxic substances are necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws relating to any such hazardous materials or toxic substances so brought upon or used or kept in or about the Demised Premises.

         27.2.2 If Tenant breaches the obligations stated in the preceding subparagraph, or if the presence of hazardous materials or toxic substances on the Demised Premises caused or permitted by Tenant results in contamination of the Demised Property, then Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, judgments, damages, penalties, fines, reasonable costs, liabilities or losses, which arise during or after the Terms as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, reasonable costs incurred in connection with any investigation of site conditions, including regular inspections, or any clean-up, remedial, removal or restoration work required or recommended by any federal, state or local governmental agency or political subdivision because of hazardous materials or toxic substances present in the soil or ground water on or under the Demised Premises and/or the Center.

         27.2.3 The indemnity, defense and hold harmless obligations of Tenant under this Article shall survive any termination of this Lease. Without limiting the foregoing, if the presence of any hazardous materials or toxic substances on the Demised Premises or the Center caused or permitted by Tenant results in any contamination of the Demised Premises or the Center, Tenant shall promptly take all actions at its sole expense as are necessary to return the Demised Premises and the Center to the condition existing prior to the introduction of any such hazardous materials or toxic substances; provided that, Landlord's approval of such actions shall first be obtained (unless such action is required to be taken by law), which approval shall not be unreasonably withheld so long as such actions, in Landlord's sole and absolute discretion, would not potentially have any material adverse long-term or short-term effect on the Demised Premises or the Center.

27.3 Should Tenant violate the provisions as contained in Paragraph 27.2 herein, Landlord shall have the right, at any time upon reasonable notice to Tenant, to cause testing wells to be installed on or about the Demised Premises and/or the Center, and may, at its option, cause the ground water, soil and air to be tested to detect the presence of hazardous materials or toxic substances at least once every twelve (12) months during the Term by the use of such tests as are then customarily used for such purposes. Landlord shall supply Tenant with copies of such test results. The commercially reasonable cost of such tests and of the maintenance, repair and replacement of such wells shall be fully paid for by Tenant within ten (10) days after receiving a statement of charges from Landlord. Tenant shall have the right at any time during the Term to conduct its own test of the ground water, soil and air and may use such wells so long as each of the following conditions are satisfied: (1) such tests are conducted by Tenant at its own expense;
         (2) it repairs any damage to such wells, the Demised Premises or the Center caused by such tests; and (3) it delivers copies of the results of such tests to Landlord.

27.4 In the event of a spill or mishandling of hazardous materials or toxic substances which requires notice to applicable authorities, Tenant shall immediately inform Landlord verbally and in writing. Such notice shall identify the hazardous materials or toxic substances involved and the emergency procedures taken.

27.5 As used herein, the terms "HAZARDOUS MATERIALS AND/OR TOXIC SUBSTANCES" mean: (a) any hazardous or toxic substance, material or waste which is or becomes regulated by any local, state or federal government or special district; (b) designated as a "HAZARDOUS SUBSTANCE" pursuant toss.1311 of the Federal Water Pollution Control Act (33 U.S.C., ss.1317; (c) defined as a "HAZARDOUS WASTE" pursuant toss.1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C., ss.6901 ET SEQ. (42 U.S.C.ss.6903); (d) defined as a "HAZARDOUS SUBSTANCE" pursuant to ss.101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.,ss.9601 ET SEQ. (42 U.S.C., ss.9601); or (e) any infectious wastes or substances. References herein to specific statutes or laws shall also be references to any amendments of or applicable successor statutes or laws.

27.6 Tenant acknowledges that Tenant has certain reporting requirements to governmental agencies and submits on a regular basis (a) a list of regarding the hazardous materials and toxic substances that Tenant uses in its business on the Demised Premises; (b) a plan for use, handling, storage and disposal of hazardous materials and toxic substances on the Demised Premise; (c) the name, address, telephone number and qualifications of a licensed company that will handle emergency clean-up for Tenant; and (d) a written contingency plan for any emergency involving hazardous materials and toxic substances on the Demised Premises. Tenant agrees to submit to Landlord copies of all such reports when filed.

27.7 Landlord agrees that Tenant may use the hazardous materials and toxic substances specifically consented to by Landlord as required by Paragraph 27.6 above, subject to the terms of this Lease and this Article.

27.8 It is the intent of the parties hereto that the provisions of this Article regarding the use and handling of hazardous materials and toxic substances shall also apply to Tenant's storage upon the Demised Premises of any substances, including, but not limited to, gasoline and diesel fuels, in above or below ground storage tanks.

27.9 Landlord warrants and represents to Tenant that the Demised Premises have not previously been, and are not presently, used for the storage or disposal of hazardous materials and/or toxic substances as defined herein.

                                   ARTICLE 28
                            MISCELLANEOUS PROVISIONS

It is mutually agreed by and between the parties as follows:

28.1 No waiver of a breach of any of the covenants in this Lease contained shall be construed to be a waiver of any succeeding breach of the same covenant.

28.2 Time is of the essence of this Lease, and in particular where the obligation to pay money is involved.

28.3 No modification, release, discharge or waiver of any provisions hereof shall be of any force, effect or value unless in writing and signed by the parties who are then Landlord and Tenant.

28.4 All covenants, promises, conditions and obligations herein contained or implied by law are covenants running with the land, and shall attach to and be binding upon the heirs, executors, administrators and assigns of each of the parties to this Lease.

28.5 This Lease contains the entire agreement between the parties as of this date, and that the execution hereof has not been induced by either of the parties by representations, promises or understandings whatsoever between the respective parties in any way touching the subject matter of this instrument which are not expressly contained in this instrument.

28.6 All uses of pronouns in reference to Landlord and Tenant, respectively, mean such Landlord and Tenant, respectively, whether the personal or impersonal, singular or plural pronouns are used.

28.7 Whenever Landlord shall receive notice of the filing of a lien or claim of lien against the subject property, Landlord shall, within ten (10) days thereafter notify Tenant of the existence thereof.

28.8 A memorandum of this Lease, substantially in the form attached as EXHIBIT "G", will be recorded among the Public Records of Miami-Dade County, Florida, but not until after the Effective Date.

28.9 All covenants, promises, conditions, representations, and agreements herein contained shall be binding upon, apply, and inure to the parties hereto and their respective heirs, executors, administrators, successors, grantees and permitted assigns.

28.10 If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

28.11 In interpreting this Lease in its entirety, the printed provisions of this Lease and any additions written or typed thereon shall be given equal weight, and there shall be no inference, by operation of law or otherwise, that any provision of this Lease shall be construed against either party hereto.

28.12 The captions contained in this Lease are for convenience only and do not in any way limit or amplify any term or provision hereof. The use of the terms "HEREOF", "HEREUNDER" and "HEREIN" shall refer to this Lease as a whole, inclusive of Exhibits, except when noted otherwise. The use of the masculine or neuter genders herein shall include the masculine, feminine and neuter genders and the singular form shall include the plural when the context so requires.

28.13 Landlord and Tenant each warrants and represents to the other that, other than Tramell Crow Company and Resource Real Estate Group (collectively, the "BROKERS"), there are no brokers' fees, finders' fees or any real estate commissions due to any broker, agent or other party in connection with this Lease or on behalf of either of them. Landlord agrees to pay the Brokers a commission in an amount agreed upon between Landlord and Brokers by separate letter. Except as to commissions which may be payable to Brokers, Landlord and Tenant hereby agree to indemnify and hold the other harmless from and against any and all costs, expenses, liabilities, causes of action, claims or suits by any party for compensation, commission, fees or other sums claimed to be due or owing with respect to the representation of Landlord or Tenant as applicable, in effecting this Lease, including the option to purchase. In no event shall any commission be due and owing to the Brokers unless all conditions precedent to this Agreement have been fulfilled.

28.14    This Lease shall be construed under the laws of the State of Florida.

28.15 Each party acknowledges that it has relied upon its own examination of this Lease and the provisions hereof, as well as the representations of its own counsel. The parties acknowledge that this Lease has been prepared by joint effort of both parties and therefore, there shall be no presumption in favor of either Landlord or Tenant.

                                   ARTICLE 29
                              RIGHT OF FIRST OFFER

29.1 Up until the end of the 7th Lease Year and for the first two (2) years of each Option Period (as defined herein), and so long as this Lease is in full force and effect and in good standing, Tenant has the Right of First Offer on all vacant space becoming available in Building I. Base Rent for such space shall be the same as the Base Rent then payable on this Lease at the time of accepting such space. Additional Rent shall be payable at the rate then in effect under the terms of this Lease, based on the proportionate share of the space to the total leasable space in the Center (not including the Demised Premises).

29.2 Landlord shall give Tenant notice in writing as spaces become available. Tenant shall notify Landlord of its election to accept or reject such space within fifteen (15) business days of receipt of offer by Landlord. If Tenant fails to make such election timely, it shall be conclusively presumed that Tenant is rejecting such space.

29.3 If Tenant elects to accept such space, Base Rent and Additional Rent shall commence sixty (60) days after Landlord delivers the space to Tenant clean, with all mechanical systems in good working order and free of any encumbrances.

                                   ARTICLE 30
                            TENANT'S OPTION TO RENEW

30.1 Subject in all respects to the provisions of this paragraph, and provided that this Lease is in good standing, Tenant shall have four
         (4) consecutive five-year options to renew the Lease (the "OPTION PERIODS") for the Demised Premises upon twelve (12) months' prior written notice. Tenant's exercise of any such option shall be subject to withdrawal pursuant to paragraph 30.5 in the event Tenant does not accept the arbitrator's determination of the Fair Market Rates.

30.2 The rental rate for the first and third Option Periods shall be at the lesser of the then current rental rate or 95% of the then current Fair Market Rate for the Demised Premises. In determining the Fair Market Rate, Landlord shall consider all elements affecting the lease transaction, including, but not limited to Tenant's creditworthiness, the improvement allowance or rental abatement being provided, and the fact that Landlord will not lose rent because of any marketing or construction time.

30.3 The rental rate for the second and fourth Option Periods will continue at the then current rental rate, including annual increases negotiated at the beginning of the first and third Option Periods.

30.4 In addition to the Option Periods described above, Tenant shall have a one (1) time right to extend any Term (Initial Term or Option Period) by one (1) year with 12 months' prior written notice to Landlord. The rental rate for such Term will continue at the annual increase for the preceding Term. If Tenant exercises this one year extension, then all subsequent options for Option Periods shall remain in effect, but shall be postponed by one (1) year.

30.5 For the first and third Option Periods, Landlord and Tenant shall negotiate the Fair Market Rate one (1) year prior to the expiration of the then current Term. If Landlord and Tenant cannot agree upon a rate within 30 days ("OUTSIDE AGREEMENT DATE"), each party, within five (5) days of the Outside Agreement Date, shall submit to the other its determination of Fair Market Rate, and, within fifteen (15) days of the Outside Agreement Date, Landlord and Tenant shall each appoint one (1) arbitrator who shall by profession be a real estate appraiser, having been active over the five (5) year ending on the date of such appointment in the valuation of properties similar to the Premises in the Miami-Dade County, Florida area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rate for the Premises is the closest to the actual Fair Market Rate for the Demised Premises as determined by the arbitrators. The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last of them, meet and attempt to reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rate and shall notify Landlord and Tenant of their decision, if any. If the two (2) arbitrators are unable to reach a decision, they shall, within twenty
         (20) days of the appointment of the last of them, agree upon and appoint a third (3rd) arbitrator, who shall be an appraiser qualified under the same criteria as set forth herein above for qualification of the initial two (2) arbitrators. The three (3) arbitrators shall, within fifteen (15) days of the appointment of the third (3rd) arbitrator, reach a decision as to whether the party shall use Landlord's or Tenant's submitted Fair Market Rate and shall notify Landlord and Tenant thereof. Tenant shall upon the later of 30 days from arbitrator's decision of the Fair Market Rate or six (6) months prior to lease expiration, notify Landlord whether it intends to accept the rent by exercising its option to renew.

30.6 At the beginning of each Option Period, the Landlord shall provide to Tenant a $2.50 per square foot TI Allowance for the premises so leased, payable to Tenant at the beginning of each Option period. Tenant may, at Tenant's option, and upon advance written notice to Landlord, elect to receive the TI Allowance in the form of a rental credit.

                                   ARTICLE 31
                               OPTION TO PURCHASE

Subject in all respects to the provisions of this paragraph, and provided that this Lease is in good standing, Tenant shall have the option to purchase both the Demised Premises, as well as Lot 13, Block 2, DEERWOOD PARK OF INDUSTRY, according to the Plat thereof, as recorded in Plat Book 147, Page 56, of the Public Records of Miami-Dade County, Florida, which comprise both Buildings I and II (as one package) (the "OPTION PROPERTY"), by providing written notice of its intention to do so on or before February 28, 2005 (the "PURCHASE OPTION PERIOD"). Upon giving Landlord such written notice within the Purchase Option Period, the parties shall negotiate in good faith to reach agreement on price and terms. In the event the parties are able to reach agreement, the parties shall enter into a contract for the purchase and sale of the Option Property within thirty (30) days after the date of such written notice. Notwithstanding the foregoing, the parties agree that the closing shall take place sixty (60) days after the contract effective date, that state documentary stamps which are required to be affixed to the deed, county surtaxes and any cost to cure defects in title shall be paid by Landlord, including recording of corrective instruments, and that the cost of title insurance, recording the deed, and any costs related to financing the purchase shall be paid by Tenant. Each party shall be responsible for their respective attorneys, professional fees and other costs associated with the transaction. If Tenant fails to exercise timely its rights under this paragraph, or if the parties fail to agree on the terms of the contract within the 30-day period set forth herein, Tenant shall have no further right to purchase the Option Property.

                                   ARTICLE 32
                               DEFAULT PROVISIONS

32.1 EVENTS OF DEFAULT. Upon the happening of one or more of the events set forth below (any of which is referred to hereinafter as an "EVENT OF DEFAULT"), Landlord shall have any and all rights and remedies hereinafter set forth:

         32.1.1 Tenant fails to pay any one or more of said monthly installments of Base Rent, Additional Rent or any other sums required to be paid hereunder as and when the same become due if such amounts remain unpaid within five (5) business days thereafter;

         32.1.2 A petition in bankruptcy (including Chapter VII and Chapter XI bankruptcy proceedings or any other re-organization proceedings under the Bankruptcy Act) be filed by or against the Tenant and such petition is not dismissed within sixty
                  (60) days from the filing thereof, or in the event Tenant is adjudged a bankrupt;

         32.1.3   An assignment for the benefit of creditors is made by Tenant;

         32.1.4 An appointment by any court of a receiver or other court officer of Tenant's property and such receivership is not dismissed within sixty (60) days from such appointment;

         32.1.5 Tenant removes, attempts to remove, or permits to be removed from the Demised Premises, any property or improvements in the Building which are the property of Landlord other than as part of repairs or replacements in the ordinary course of business or in connection with Tenant's maintenance obligations under this Lease;

         32.1.6 An execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on the Demised Premises, or upon the interest of

                  Tenant in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy;

         32.1.7 A default occurs under the terms of a Tenant-created mortgage on Tenant's interest in the Demised Premises which is not cured within any applicable grace period under such mortgage;

         32.1.8 Tenant violates, in any material adverse manner, any other term, condition or covenant on the part of Tenant herein contained, and fails to commence and proceed with diligence and dispatch to remedy the same within ten (10) days after written notice thereof is given by Landlord to Tenant.

32.2     REMEDIES OF LANDLORD.

         32.2.1 If any Event of Default occurs, Landlord shall have all rights and remedies available under applicable Florida law, including but not limited to the right, at the option of the Landlord, to terminate this Lease upon thirty (30) days' written notice to Tenant, and to thereupon re-enter and take possession of the Demised Premises with or without legal process.

         32.2.2 If an Event of Default occurs in the payment of Base Rent and/or Additional Rent, Landlord agrees to give Tenant written notice of such non-payment not more often than two (2) times during each Lease Year. Such notice shall specify the non-payment and shall give Tenant five (5) calendar days from receipt of the notice to cure same. If Tenant fails to cure the Event of Default within such five-day period, then, in addition to and not in limitation of Landlord's remedies hereunder and under Florida law, Tenant covenants and agrees to pay to Landlord a Late Charge, as set forth herein. If Tenant fails to make a required payment on or before the first
                  (1st) business day of the month, more than twice during any Lease Year, Landlord is under no obligation to give such written notice, and Tenant covenants and agrees to pay to Landlord a Late Charge, as set forth herein. The Late Charge shall be in an amount equal to 5% of the amount outstanding (including applicable tax thereon). In the event any Late Charge is due to Landlord, Landlord shall advise Tenant in writing and Tenant shall pay the Late Charge to Landlord along with and in addition to the next payment of rent.

         32.2.3 If at any time, Tenant shall fail to pay any of the taxes or assessments herein provided for, or in case of the sale or forfeiture of said Demised Premises or any part thereof during the Term for non-payment of any tax or assessment, or if Tenant shall fail to keep insured or maintain any buildings or improvements which may, at any time hereinafter, be upon the Demised Premises, as herein provided for, or shall fail to expend insurance money, as herein provided for, or if Tenant engage in any action with respect hereto without the prior written consent of Landlord when such consent is required, or shall fail to perform any of the covenants of this Lease by it to be kept and performed, and such failure has a material adverse effect, then Landlord may use and enforce any remedies that Florida law and this instrument afford.

         32.2.4 In the event Tenant is in default in making any payments or performing any other act required by or under the terms of a Tenant-created mortgage on Tenant's interest in the Demised Premises, such default shall constitute a default under the terms hereof. Should Tenant receive notice of a default from the lender under Tenant-created mortgage, Tenant shall furnish a copy of such notice to Landlord within five (5) days of receipt of such notice.

         32.2.5 Upon the occurrence of an Event of Default, Tenant pledges with and assigns unto Landlord all of the rents, issues and profits which might otherwise accrue to Tenant for the use, enjoyment and operation of the Demised Premises, and in connection with such pledging of such rents, Tenant covenants and agrees with Landlord that if Landlord, upon the default of Tenant, elects to file suit to enforce or cancel this Lease and perfect Landlord's rights hereunder, then Landlord may, as ancillary to such suit, apply to any court having jurisdiction hereof for the appointment of a receiver of all and singular the Demised Premises, and all additions and accessions thereto, and thereupon, it is expressly covenanted and agreed that the court shall forthwith appoint a receiver with the usual powers and duties of receivers in like cases, and such appointment shall be made by such court as a matter of strict right to Landlord, and without reference to the adequacy or inadequacy of the value of the property which is subject to Landlord's lien, or to the solvency or insolvency of Tenant, and without reference to the commission of waste.

         32.2.6 If any Event of Default occurs, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to re-enter and relet the Demised Premises, or any part thereof, with or without legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such reletting shall be applied first to the expenses of such reletting and collection including but not limited to, necessary renovation and alterations of the Demised Premises, reasonable attorney's fees, any real estate commissions paid, and thereafter toward payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency monthly, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring an action therefor as such monthly deficiency shall arise, but all such monthly deficiencies and excess payments shall be subject to periodic reconciliation, not less frequently than quarterly or (ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining Term, shall be immediately due and payable by Tenant. The foregoing amount shall be discounted to net present value utilizing a discount rate equal to the weekly average yield on United States Treasury securities adjusted to a constant maturity of the number of years then remaining under this Lease, as made available by the Federal Reserve Board. The rate to be applied shall be determined as of the date of the Event of Default.

         32.2.7 Nothing herein, however, shall be construed to require Landlord to re-enter and relet in any event. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of the Demised Premises in excess of the rent provided in this Lease.

         32.2.8 If any Event of Default occurs, the Landlord shall have the right, at its option, to declare the rents for the entire remaining Term and other indebtedness, if any, immediately due and payable without regard to whether possession shall have been surrendered to or taken from Landlord, and may commence action immediately thereupon and recover judgment therefor.

         32.2.9 If any Event of Default occurs, Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from the Demised Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care of safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts unless due to the negligent or intentional misconduct of Landlord.

         32.2.10 No such reentry or taking possession of the Demised Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default or breach. Any such reentry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such reentry, or guilty of trespass or forcible entry.

         32.2.11 Any rental which may be due Landlord, whether by acceleration or otherwise, as herein provided in this Article, shall include other costs and expenses denominated as Additional Rent in this Lease.

         32.2.12 Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect.

32.3 EXPENSES OF ENFORCEMENT. In the event any payment due Landlord under this Lease shall not be paid on the due date, said payment shall bear interest at the rate of Prime plus three percent (P + 3%) per annum from the due date until paid unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by

         Tenant under this Lease. In the event that it shall be necessary for Landlord, acting reasonably and in good faith, to give more than two
         (2) written notices to Tenant within any twelve (12) month period of any violation of this Lease, then Landlord shall be entitled to make an administrative charge to Tenant of One Hundred and 00/100 Dollars ($100.00) for the third and each subsequent notice given in that twelve
         (12) month period. Tenant recognizes and agrees that the charges which Landlord is entitled to make upon the conditions stated in this paragraph represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Center resulting from the events described which costs are not contemplated or included in any other rental or charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this paragraph of this Lease shall be added and become due with the next ensuing monthly payment of Base Rent and shall be collectible as a part thereof. In the event that it shall be necessary for Tenant, acting reasonably and in good faith, to give Landlord more than two (2) written notices of any violation of this Lease, then Tenant shall be entitled to make an administrative charge to Landlord (or to offset from Base Rent) in the amount of $100 for the third and each subsequent notice given in such twelve (12) month period.

32.4 PRIME RATE. For purposes of this Lease, "Prime" shall mean and refer to the prime commercial lending rate announced from time to time by the Wall Street Journal.



                                   ARTICLE 33
                LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT

If Tenant fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Landlord, upon written notice to Tenant, may perform the same for the account of Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorney's fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at the rate of Prime plus three percent (P + 3%), will be paid by Tenant to Landlord within ten (10) days after rendition of a bill or statement to Tenant. In the event Tenant, in the performance or non-performance of any term or condition of this Lease, should cause an emergency situation to occur or arise within the Demised Premises posing an immediate threat of damage to property or injury to persons, then, Landlord may exercise all rights set forth in this paragraph immediately, providing Tenant with such notice as may be commercially reasonable given the emergency.

                                   ARTICLE 34
                              ESTOPPEL CERTIFICATE

If, at any time and from time to time, upon the written consent of either party hereto or any mortgage lender (which includes any purchaser or assignee of a mortgage), Landlord or Tenant shall, within seven (7) business days after notice, deliver to the requesting party a certificate executed in recordable form stating (i) whether or not the Lease is in full force and effect, (ii) whether or not any rights to renew the Term have been exercised and the date on which this Lease will terminate, (iii) whether or not this Lease has been modified or amended in any way and attaching a copy of such modification or amendment, (iv) whether or not there are any existing defaults under this Lease to the knowledge of the party executing the certificate, and specifying the nature of such default(s), (v) the status of rent payments, and (vi) any other facts regarding the operation of the Lease which the mortgage lender may reasonably request.

                                   ARTICLE 35
                          RIGHT OF LANDLORD TO ALIENATE

35.1 Subject to the terms of this Lease, Landlord has the unrestricted right to sell, assign and otherwise convey the Demised Premises, along with other contiguous lands owned by Landlord, whether or not a part of the Center. Landlord has the further unrestricted right to mortgage, refinance, sell, assign and otherwise convey the Demised Premises, alone or with other lands.

35.2 If Landlord's interest in the Demised Premises terminates by reason of a bona fide sale or other transfer, Landlord will thereupon be released from all further liability to Tenant under this Lease provided that the successor landlord expressly assumes in writing all of Landlord's obligations under this Lease.

                                   ARTICLE 36
                       SURRENDER OF PREMISES; HOLDING OVER

36.1 Tenant covenants, stipulates and agrees that upon the termination of this Lease, whether by lapse of time, default or otherwise, it will, at once, peaceably and quietly deliver up to Landlord all of the Demised Premises, including the building and improvements situated thereon, in good condition, ordinary wear and tear, and damage by fire and windstorm excepted, provided Landlord is entitled to and does receive all insurance proceeds due in connection with such damage.

36.2 In all events, Tenant will promptly restore all damage caused in connection with any removal of Noven Property.

36.3 Without limiting Landlord's rights and remedies, if Tenant holds over in possession of the Demised Premises beyond the end of the Term, during the holdover period, the rent for the first six (6) holdover months will be one hundred fifty percent (150%) of the amount of the rent due and payable for the last month of the Term and for any subsequent





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

         months of holding over, two hundred percent (200%) of the rent due for the last month of the Term.

36.4 Other than at the expiration of the Term provided for in this Agreement, no offer of surrender of the Demised Premises, by delivery to Landlord or its agent of keys to the Demised Premises or otherwise, will be binding on Landlord unless accepted by Landlord in writing, specifying the effective surrender of the Demised Premises.

                                   ARTICLE 37
                            COSTS AND ATTORNEY'S FEES

         In connection with any litigation, including appellate proceedings, arising out of this Lease, the prevailing party shall be entitled to recover court costs and reasonable attorney's fees at both trial and all appellate levels.

                                   ARTICLE 38
                                    RADON GAS

         Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your local health unit.

         IN WITNESS WHEREOF, Landlord and Tenant have hereunto affixed their hands and seals, all on the day and year and at the place first above mentioned.

Witnesses:                                 Landlord:
                                           DEERWOOD COMMERCE CENTER, LLC,
                                           a Florida limited liability company

                                           By: /s/ Robert Lechter
--------------------------------------     Name: Robert Lechter
Print Name:                                Title: Manager
           ---------------------------

--------------------------------------
Print Name:
           ---------------------------
                                           Tenant:
                                           NOVEN PHARMACEUTICALS, INC.,
                                           a Delaware corporation

                                           By: /s/ Diane M. Barrett
                                           Name: Diane M. Barrett
--------------------------------------     Title: VP & CFO
Print Name:
           ---------------------------

--------------------------------------
Print Name:






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                              SCHEDULE OF EXHIBITS



Exhibit "A"                Site Plan of Center
Exhibit "B"                BOMA Certification
Exhibit "C"                Schedule of Manufacturers' Warranties
Exhibit "D"                Landlord's Requirements Regarding Signage
Exhibit "E"                Permitted Exceptions
Exhibit "F"                Subordination and Non-Disturbance Agreement
Exhibit "G"                Form of Memorandum of Lease











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